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EXHIBIT 10.20

LA QUINTA CORPORATION

NON-QUALIFIED STOCK OPTION

GRANTED PURSUANT TO THE LA QUINTA CORPORATION
2002 STOCK OPTION AND INCENTIVE PLAN

        For good and valuable consideration, receipt of which is hereby acknowledged, LA QUINTA CORPORATION (the "Company") does hereby grant to the individual named on the last page of this document (the "Grantee") an option to purchase the number of shares of common stock of the Company and an equal number of shares of Class B common stock of La Quinta Properties, Inc. ("Paired Shares") set forth on the last page of this document (the "Option") pursuant to the Company's 2002 Stock Option and Incentive Plan (hereinafter called the "Plan"). This Option is a Non-qualified Stock Option (as defined in the Plan) with respect to the common stock of the Company and Class B common stock of La Quinta Properties, Inc. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.

        The price at which the Paired Shares may be purchased pursuant to this Option (the "Exercise Price") is set forth on the last page of this document and is subject to adjustment as provided in the Plan.

        This Option is subject to all of the provisions of the Plan and is subject to the following additional terms and conditions.

        1.    This Option may be exercised at any time through the tenth anniversary of the date hereof. The period during which this Option may be exercised is hereinafter referred to as the "Exercise Period."

        2.    If the Grantee ceases to be an eligible participant under the Plan by reason of the Grantee's death during the Exercise Period, this Option shall be exercisable by the Grantee's Beneficiary during the Exercise Period.

        3.    This Option shall not be exercisable unless either (a) a registration statement under the Securities Act of 1933, as amended, with respect to the Paired Shares to be issued on the exercise of the Option shall have become, and continues to be, effective, or (b) the Grantee (i) shall have represented, warranted and agreed, in form and substance satisfactory to the Company, at the time of exercising the Option that he or she is acquiring the Paired Shares for his or her own account, for investment and not with a view to or in connection with any distribution, (ii) shall have agreed to restrictions on transfer in form and substance satisfactory to the Company and (iii) shall have agreed to an endorsement which makes appropriate reference to such representations, warranties, agreements and restrictions on the certificate(s) representing the Paired Shares to be issued upon exercise of the Option.

        PAIRED SHARES ISSUED UPON EXERCISE OF THE OPTION WILL BE SUBJECT TO ALL RESTRICTIONS ON TRANSFER IMPOSED BY THE COMPANY'S CERTIFICATE OF INCORPORATION OR BY-LAWS OR BY APPLICABLE STATE OR FEDERAL SECURITIES LAWS.

        4.    This Option may be exercised in accordance with its terms by the giving of written notice, in person or by registered mail, to the Company, marked "Attention: Secretary of La Quinta Corporation," at the principal place of business of La Quinta Corporation, 909 Hidden Ridge, Suite 600, Irving, TX 75038, of the election to purchase Paired Shares pursuant hereto accompanied by the full payment for all Paired Shares being so purchased. Payment of the purchase price may be made in one or a combination of the following methods: (i) in cash or by electronic funds transfer; (ii) by check payable to the order of the Company; (iii) through the delivery (or attestation to ownership) of Paired Shares that have been purchased by Grantee on the open market or that have been held by Grantee for at least six months and are not subject to restrictions under any plan of the Company; or (iv) by notice and third party payment in such manner as may be authorized by the Committee. In the event the Grantee chooses to pay the purchase price by previously-owned Paired Shares through the attestation method, the number of Paired Shares issued to the Grantee upon the exercise of the Option shall be net of the Paired Shares attested to.

        THIS OPTION IS NOT TRANSFERABLE OTHERWISE THAN BY WILL OR THE LAWS OF DESCENT AND DISTRIBUTION OR PURSUANT TO A QUALIFIED DOMESTIC RELATIONS ORDER AND, DURING THE EXERCISE PERIOD, IS EXERCISABLE DURING THE LIFETIME OF THE GRANTEE ONLY BY HIM OR HER OR THE PERSONAL REPRESENTATIVE OF HIM OR HER.

  Name of Grantee:

  Number of Paired Shares subject to this Option:

  Exercise Price per Paired Share: $

  Effective Date:

  Expiration Date of Exercise Period:

LA QUINTA CORPORATION
By:	Francis W. Cash Its Chief Executive Officer and President

        This Option is hereby accepted on the terms and conditions set forth herein and is expressly subject to all the provisions set forth in the La Quinta Corporation 2002 Stock Option and Incentive Plan.

Grantee

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  EXHIBIT 10.20
LA QUINTA CORPORATION NON-QUALIFIED STOCK OPTION GRANTED PURSUANT TO THE LA QUINTA CORPORATION 2002 STOCK OPTION AND INCENTIVE PLAN